Exhibit 99.1

Press Release

DCT Industrial Trust Inc.® Reports 2010 Third Quarter Results

•	Total occupancy increased to 84.3% as of September 30, up from 81.5% sequentially

•	Same store net operating income declined 4.8% compared to the prior year

•	Completed $18.3 million of acquisitions totaling 390,000 square feet

•	Sold three buildings to users totaling $16.3 million

•	Narrowed 2010 funds from operations guidance to $0.38 to $0.40 per diluted share, as adjusted

•	2011 net operating income expected to remain near flat with funds from operations per diluted share ranging between $0.33 and $0.38

DENVER, November 2, 2010 – DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three and nine months ended September 30, 2010.

Funds from Operations (FFO) attributable to common stockholders and unitholders for the third quarter of 2010 totaled $21.6 million, or $0.09 per diluted share, excluding $3.0 million or $0.01 per diluted share of impairment losses and acquisition costs, compared with $26.6 million, or $0.11 per diluted share, excluding $3.3 million or $0.01 per diluted share of severance costs and impairment losses, reported for the third quarter of 2009.

For the nine months ended September 30, 2010, FFO attributable to common stockholders and unitholders totaled $69.1 million, or $0.29 per diluted share, excluding impairment losses of $7.4 million, debt modification costs of $1.1 million and acquisition costs of $0.5 million. This compares with $85.3 million, or $0.39 per diluted share, excluding $3.3 million or $0.02 per diluted share of severance costs and impairment losses, reported for the nine months ended September 30, 2009.

Including impairment losses and acquisition costs, FFO was $0.08 per diluted share for the three months ended September 30, 2010. For the nine months ended September 30, 2010, including impairment losses, debt modification costs and acquisition costs, FFO was $0.25 per diluted share.

Net loss attributable to common stockholders for the third quarter of 2010 was $8.7 million, or $0.04 per diluted share, compared with a net loss of $14.6 million, or $0.07 per diluted share, reported for the third quarter of 2009. Net loss attributable to common stockholders for the nine months ended September 30, 2010 was $26.6 million, or $0.13 per diluted share, compared with a net loss of $14.8 million, or $0.08 per diluted share, for the nine months ended September 30, 2009.

“In the third quarter, our total occupancy increased 280 basis points, marking our second consecutive quarter of positive absorption. Overall, operating fundamentals appear to have stabilized although leasing remains very competitive in many markets,” said Phil Hawkins, President and CEO of DCT Industrial. “Further, we are encouraged by the recent increase in acquisition activity. We have

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acquired $32 million of well-located assets this year and have an active pipeline of additional acquisitions under serious consideration. These acquisitions, a number of which are off-market, demonstrate our organization’s ability to source high-quality opportunities that will generate attractive investment returns over time.”

Operating Results

As of September 30, 2010, DCT Industrial owned 380 consolidated operating properties, comprised of 54.7 million square feet plus 2.2 million square feet of development and redevelopment properties. Net operating income was $41.6 million in the third quarter of 2010, compared with $42.0 million reported for the third quarter of 2009, and total consolidated occupancy at September 30, 2010 was 84.3% compared to 81.5% at June 30, 2010.

DCT Industrial’s consolidated operating portfolio occupancy was 86.9% as of September 30, 2010, up from 85.9% as of June 30, 2010. Including an additional 14.1 million square feet of operating properties held in unconsolidated joint ventures, occupancy as of September 30, 2010, was 88.2%, compared to 87.4% as of June 30, 2010.

Third quarter 2010 same store net operating income declined 4.8% on a GAAP basis and 4.3% on a cash basis, excluding revenue from lease terminations, when compared to the same period last year. Occupancy of same store properties averaged 86.3% in the third quarter of 2010, compared with an average of 88.5% in the third quarter of 2009.

Leasing Activity and Development Update

In the third quarter of 2010, the Company executed leases totaling 2.4 million square feet, including 0.3 million square feet of development and redevelopment leases. For the nine months ended September 30, 2010, leases executed totaled 8.7 million square feet, of which 2.0 million square feet were development and redevelopment properties. As of September 30, 2010, 1.0 million square feet or 1.7% of our total consolidated portfolio of 57.0 million square feet was leased but not yet occupied.

The tenant retention rate was 68% for the third quarter of 2010. Rental rates on signed leases declined 2.3% and 6.3% on a GAAP basis and cash basis, respectively, for the third quarter of 2010.

Further, through September 30, 2010, the Company has stabilized six development and two redevelopment properties totaling 2.0 million square feet. In total, the Company has stabilized over $100 million of projects year to date.

Capital Deployment Activity

DCT Industrial has made meaningful progress on its plan to expand its portfolio in key markets with the purchase of high-quality, well-located assets. During the third quarter of 2010, the Company completed $18.3 million of acquisitions totaling 390,000 square feet. The fully leased buildings are expected to generate an average cash yield of 8.9% in the first year. On September 13, 2010, DCT Industrial acquired a 323,000 square foot bulk distribution property in Baltimore, MD for $13.8 million, or $43 per square foot. On July 29, 2010, DCT Industrial acquired a 67,000 square foot bulk distribution property located in the Inland Empire West for $4.5 million, or $67 per square foot.

The third quarter acquisitions bring DCT Industrial’s total completed acquisitions in 2010 to 540,000 square feet of bulk distribution buildings and 19.3 acres of land, totaling $32.4 million.

Disposition Activity

During the third quarter of 2010, DCT Industrial completed the disposition of three bulk distribution properties comprising 392,000 square feet located in the Atlanta, Phoenix and Northern California markets. The vacant buildings were sold to users for a total sales price of $16.3 million.

For the nine months ended September 30, 2010, DCT Industrial has completed sales of 407,000 square feet of bulk distribution buildings totaling $16.9 million.

The Company had one 65,600 square foot building classified as held for sale at September 30, 2010 located in the South Florida market. The building sale is expected to close in the fourth quarter for a sales price of $3.0 million.

Capital Markets Activity

In August 2010, DCT Industrial closed on its new $300.0 million unsecured revolving credit facility. The credit facility was undrawn at September 30, 2010.

In addition, DCT Industrial raised $23.1 million since July 1, 2010 from the issuance of 4.9 million new shares though its continuous equity program. The proceeds from the issuance are intended to finance acquisitions.

The company’s financial position remains strong with total debt to adjusted EBITDA of 8.0x at September 30, 2010 and a fixed charge coverage of 2.4x for the three months ended September 30, 2010.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on January 13, 2011, to stockholders of record as of December 30, 2010.

Guidance

DCT Industrial has narrowed 2010 FFO guidance to a range of $0.38 to $0.40 per diluted share which excludes $0.04 per diluted share, or $9.1 million, of impairment losses, debt modification costs, and acquisition costs recognized year-to-date. Guidance for the 2010 net loss per diluted share attributable to common stockholders and unitholders has been revised to $0.14 to $0.12 per diluted share.

Initial guidance for 2011 includes FFO per diluted share to range between $0.33 and $0.38. Additionally, net loss per diluted share attributable to common stockholders and unitholders guidance is expected to range between $0.14 and $0.07.

DCT Industrial’s guidance for 2011 includes the following assumptions:

•	Net operating income to remain near flat on the existing portfolio;

•	Average occupancy for the total portfolio will range between 85% and 88%;

•	Same store net operating income will range between 0% and a decrease of 4%;

•	Rental rates on signed leases will decrease approximately 10%;

•

Interest expense to increase approximately $0.04 to $0.05 per diluted share as result of transactions completed in 2010 and anticipated in 2011 consistent with our objective of extending average maturities; and

•	$100 million of acquisitions financed by proceeds from dispositions or equity issuance.

The Company’s guidance excludes future real estate gains, impairments and costs of acquiring real estate properties.

Conference Call Information

DCT Industrial will host a conference call to discuss third quarter 2010 results and its recent business activities on Wednesday, November 3, 2010 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available through November 18, 2010 at 9:00 a.m. ET by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 444862. A live webcast of the conference call will be available in the Investor Relations section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until November 3, 2011.

Supplemental information is available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of September 30, 2010, the Company owned, managed or had under development 75.5 million square feet of assets leased to more than 820 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Julie Davis

303-597-0474

jdavis@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share information)

	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Land	$531,204	$519,485
Buildings and improvements	2,276,368	2,219,826
Intangible lease assets	90,506	116,243
Construction in progress	35,735	60,860

Total investment in properties	2,933,813	2,916,414
Less accumulated depreciation and amortization	(508,820)	(451,242)

Net investment in properties	2,424,993	2,465,172
Investments in and advances to unconsolidated joint ventures	108,341	111,238

Net investment in real estate	2,533,334	2,576,410
Cash and cash equivalents	15,043	19,120
Notes receivable	17,361	19,084
Deferred loan costs, net	6,274	4,919
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,977 and $2,226, respectively	32,679	31,607
Other assets, net	15,215	13,152
Assets held for sale	2,878	—

Total assets	$2,622,784	$2,664,292

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$38,587	$36,261
Distributions payable	16,898	16,527
Tenant prepaids and security deposits	18,807	19,451
Other liabilities	18,568	5,759
Intangible lease liability, net	4,648	5,946
Senior unsecured notes	735,000	625,000
Mortgage notes	417,176	511,715
Liabilities related to assets held for sale	873	—

Total liabilities	1,250,557	1,220,659

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 213,284,645 and 208,046,167 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	2,133	2,080
Additional paid-in capital	1,850,381	1,817,654
Distributions in excess of earnings	(662,300)	(591,087)
Accumulated other comprehensive loss	(21,114)	(11,012)

Total stockholders’ equity	1,169,100	1,217,635
Noncontrolling interests	203,127	225,998

Total equity	1,372,227	1,443,633

Total liabilities and equity	$2,622,784	$2,664,292

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUES:
Rental revenues	$60,047	$60,451	$176,265	$180,606
Institutional capital management and other fees	734	701	2,096	2,048

Total revenues	60,781	61,152	178,361	182,654

OPERATING EXPENSES:
Rental expenses	8,738	9,107	25,383	25,149
Real estate taxes	9,734	9,310	28,100	26,374
Real estate related depreciation and amortization	28,559	27,582	85,833	80,973
General and administrative	5,772	9,081	17,419	21,003
Impairment losses	—	—	4,556	—

Total operating expenses	52,803	55,080	161,291	153,499

Operating income	7,978	6,072	17,070	29,155

OTHER INCOME AND EXPENSE:
Equity in income (loss) of unconsolidated joint ventures, net	(1,342)	(400)	(2,353)	2,165
Loss on business combinations	—	(10,156)	(395)	(10,156)
Interest expense	(15,493)	(13,487)	(41,481)	(40,094)
Interest and other income	227	353	112	1,254
Income and other taxes	(236)	(470)	(1,056)	(2,024)

Loss from continuing operations	(8,866)	(18,088)	(28,103)	(19,700)
Income (loss) from discontinued operations	(953)	1,009	(2,070)	2,315

Loss before gain (loss) on dispositions of real estate interests	(9,819)	(17,079)	(30,173)	(17,385)
Gain (loss) on dispositions of real estate interests	(3)	24	13	61

Consolidated net loss of DCT Industrial Trust Inc.	(9,822)	(17,055)	(30,160)	(17,324)
Net loss attributable to noncontrolling interests	1,142	2,472	3,526	2,574

Net loss attributable to common stockholders	$(8,680)	$(14,583)	$(26,634)	$(14,750)

EARNINGS PER COMMON SHARE – BASIC:
Loss from continuing operations	$(0.04)	$(0.07)	$(0.12)	$(0.09)
Income (loss) from discontinued operations	0.00	0.00	(0.01)	0.01
Gain (loss) on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net loss attributable to common stockholders	$(0.04)	$(0.07)	$(0.13)	$(0.08)

EARNINGS PER COMMON SHARE – DILUTED:
Loss from continuing operations	$(0.04)	$(0.07)	$(0.12)	$(0.09)
Income (loss) from discontinued operations	0.00	0.00	(0.01)	0.01
Gain (loss) on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net loss attributable to common stockholders	$(0.04)	$(0.07)	$(0.13)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	211,634	204,433	210,285	188,051

Reconciliation of Loss Attributable to Common Stockholders and Unitholders to Funds From Operations

(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss attributable to common stockholders	$(8,680)	$(14,583)	$(26,634)	$(14,750)
Adjustments:
Real estate related depreciation and amortization	28,742	28,035	86,518	82,478
Equity in (income) loss of unconsolidated joint ventures, net	1,342	400	2,353	(2,165)
Equity in FFO of unconsolidated joint ventures	354	1,730	2,926	9,459
Less: (gain) loss on dispositions of real estate interests and business combinations	(2,058)	9,422	(1,696)	8,654
Gain on dispositions of non-depreciated real estate	6	713	12	826
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,108)	(5,384)	(10,143)	(14,283)
FFO attributable to unitholders	2,030	2,933	6,737	11,756

FFO attributable to common stockholders and unitholders – basic and diluted	18,628	23,266	60,073	81,975

Adjustments:
Impairments losses	2,669	630	7,412	630
Debt modification costs	—	—	1,136	—
Acquisition costs	315	—	523	—
Severance costs	—	2,669	—	2,669

FFO, as adjusted, attributable to common stockholders and unitholders, basic and diluted	$21,612	$26,565	$69,144	$85,274

FFO per common share and unit-basic and diluted	$0.08	$0.10	$0.25	$0.37

FFO, as adjusted, per common share and unit, basic and diluted	$0.09	$0.11	$0.29	$0.39

FFO weighted average common shares and units outstanding:
Common shares for earnings per share—basic:	211,634	204,433	210,285	188,051
Participating securities	1,801	1,648	1,678	1,599
Units	25,985	30,880	26,563	31,484

FFO weighted average common shares, participating securities and units outstanding – basic:	239,420	236,961	238,526	221,134
Dilutive common stock equivalents	296	356	424	127

FFO weighted average common shares, participating securities and units outstanding – diluted:	239,716	237,317	238,950	221,261

Guidance(1)

The Company is providing the following guidance:

	Range for Full-Year 2010		Range for Full-Year 2011
Guidance:	Low	High	Low	High
Earnings per diluted share	$(0.14)	$(0.12)	$(0.14)	$(0.07)
Real estate related depreciation and amortization net of noncontrolling interest(2)	0.49	0.49	0.47	0.45

Gains on dispositions of real estate interests	$(0.01)	$(0.01)	$—	$—

FFO attributable to common shares per diluted share	$0.34	$0.36	$0.33	$0.38
Impairment losses, debt modification costs, and acquisition costs	$0.04	$0.04	$—	$—

FFO per diluted share, as adjusted	$0.38	$0.40	$0.33	$0.38

(1)	Guidance excludes future real estate gains, losses, impairments and costs of acquiring real estate properties.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table shows the calculation of our Fixed Charge Coverage for the three and nine months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net loss attributable to common stockholders	$(8,680)	$(14,583)	$(26,634)	$(14,750)
Interest expense (1)	15,516	13,518	41,552	40,244
Proportionate share of interest expense from unconsolidated joint ventures	901	1,094	2,258	3,247
Real estate related depreciation and amortization (1)	28,742	28,035	86,518	82,478
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,454	2,039	4,432	7,009
Income and other taxes (1)	248	472	1,068	2,029
Stock-based compensation amortization	1,234	3,226	3,582	5,369
Noncontrolling interests (1)	(1,142)	(2,473)	(3,526)	(2,574)
Loss on business combinations	—	10,156	395	10,156
Non-FFO gains on dispositions of real estate interests	(2,052)	(21)	(2,079)	(676)

Impairment losses(1)	2,669	630	7,412	630

Adjusted EBITDA	$38,890	$42,093	$114,978	$133,162

Calculation of Fixed Charges:
Interest expense (1)	$15,516	$13,518	$41,552	$40,244
Capitalized interest	401	1,430	1,803	4,603
Amortization of loan costs and debt premium/discount	(421)	(368)	(988)	(1,036)
Proportionate share of interest expense from unconsolidated joint ventures	901	1,094	2,258	3,247

Total fixed charges	$16,397	$15,674	$44,625	$47,058

Fixed charge coverage	2.4	2.7	2.6	2.8

(1)	Includes amounts related to discontinued operations.

The following table is a reconciliation of our property net operating income to our reported “Loss from continuing operations” for the three and nine months ended September 30, 2010 and 2009 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Loss from continuing operations	$(8,866)	$(18,088)	$(28,103)	$(19,700)
Income and other taxes	236	470	1,056	2,024
Interest and other income	(227)	(353)	(112)	(1,254)
Interest expense	15,493	13,487	41,481	40,094
Equity in (income) loss of unconsolidated joint ventures, net	1,342	400	2,353	(2,165)
General and administrative	5,772	9,081	17,419	21,003
Real estate related depreciation and amortization	28,559	27,582	85,833	80,973
Loss on business combinations	—	10,156	395	10,156
Impairment losses	—	—	4,556	—
Institutional capital management and other fees	(734)	(701)	(2,096)	(2,048)

Total net operating income	41,575	42,034	122,782	129,083
Less net operating income – non-same store properties	(2,411)	(780)	(6,661)	(2,060)

Same store net operating income	39,164	41,254	116,121	127,023
Less revenue from lease terminations	(273)	(407)	(320)	(1,851)

Same store net operating income, excluding revenue from lease terminations	38,891	40,847	115,801	125,172
Less straight-line rents, net of related bad debt expense	(163)	(473)	(2,493)	(560)
Add back amortization of above/(below) market rents	106	226	483	891

Same store cash net operating income, excluding revenue from lease terminations	$38,834	$40,600	$113,791	$125,503

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, impairment, general and administrative expenses and interest expense. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, and interest expense. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

We believe that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, we consider FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, to be a useful supplemental, non-GAAP measure of our operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of operating real estate held for investment purposes and adjustments to derive our proportionate share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations as defined by GAAP, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses. We believe that FFO excluding severance, acquisition costs and debt modification costs, which are non-routine items, and impairment losses is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results without taking into account the unrelated impairment losses relating to the decrease in value of certain real estate assets and investments in unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, our FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains from the dispositions of real estate and impairment losses.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the economic recession that began in 2007; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form-10K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.